EXHIBIT 5.1

[McDermott Will & Emery LLP Letterhead]

June 14, 2005

American Vanguard Corporation

4695 MacArthur Court, Suite 1250

Newport Beach, California 92660

RE:	Registration Statement on Form S-8

We have acted as counsel for American Vanguard Corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended, of up to 1,049,960 shares of Common Stock, par value $.10 per share, of the Company (the “Shares”), which may be issued pursuant to the Company’s Amended and Restated 1994 Stock Incentive Plan (the “Plan”).

In connection with the rendering of the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such documents, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other instruments as we have deemed necessary or appropriate for purposes of the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authority of trustees, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion set forth below which we have not independently established or verified, we have relied upon statements of representatives of the Company and of public officials and others.

We do not express any opinion as the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the provisions of the Plan and upon payment for and delivery of the Shares in accordance with the Plan, will be validly issued and nonassessable.

We hereby consent to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

Yours very truly,

/s/ McDermott Will & Emery LLP